PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	Janet G. Keckeisen
Three Lincoln Centre	Investor Relations
5430 LBJ Freeway, Suite 1700	Tel. 972-233-1700
Dallas, Texas 75240

COMPX ANNOUNCES REGULAR QUARTERLY DIVIDEND
AND
RESULTS OF THE ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 22, 2019 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of seven cents ($0.07) per share on its class A common stock, payable on June 11, 2019 to stockholders of record at the close of business on June 4, 2019.

CompX also announced that at its annual stockholder meeting held on May 22, 2019, its stockholders:

•	elected each of Thomas E. Barry, David A. Bowers, Loretta J. Feehan, Robert D. Graham, Terri L. Herrington, Ann Manix and Mary A. Tidlund as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2019 annual stockholder meeting.

CompX is a leading manufacturer of security products and recreational marine components.